                                                                         Ex-99.2

PLIANT CORPORATION
Adjusted EBITDA Reconciliation
($ Millions)



                                                       3 months      3 months     3 months     3 months      12 months
                                                         ended         ended        ended        ended       estimated
                                                        3/31/03       12/31/02     9/30/02      3/31/02      12/31/03
                                                       ---------     ----------   ---------    ---------     ----------
2002 Net Income (loss)                                                 $(43.4)
2002 Q3 YTD Net Income (loss)                                            (7.6)
                                                                     ----------

Net Income (loss)                                         (7.3)         (35.8)       (7.5)         2.6          (1.5)
Adjustments:
Income tax expense (benefit)                               2.0           (1.3)       (1.9)         2.0           -
Interest expense                                          19.9           20.2        19.1         16.9          82.3
Depreciation and amortization                             11.2           11.9        12.0         11.3          43.2
Restructuring and other costs                              6.1           31.2         5.8          3.3           8.0
Other non-cash charges and net adjustments for
   certain unusual items                                   0.2              -         0.3          -             -
                                                       ---------     -----------  ---------    ---------     -----------

Adjusted EBITDA                                           32.1           26.2        27.8         36.1         132.0
                                                       =========     ===========  =========    =========     ===========

Interest Expense Reconciliation ($ Millions)

Interest Expense                                                                                               $82.3
Amortization of bank fees                                                                                       (4.0)
                                                                                                             -----------

Cash interest expense                                                                                          $78.3
                                                                                                             ===========